UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2019

CMG HOLDINGS GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Nevada

(State or other jurisdiction of incorporation)

000-51770

(Commission File No.)

87-0733770

(IRS Employer Identification No.)

2130 N Lincoln Park W Suite 8N, Chicago, IL 60614

(Address of principal executive offices)

(773) 770-3440

(Registrant’s Telephone Number)

_______________________________________

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

CMG Holdings Group, Inc. is referred to herein as “we”, “us”, or “our” or the “Company”.

Item 8.01. Other Events

CMG Holdings Group Inc. pursuant to their Board of Directors approved a repurchase program on June 10, 2019 to buy back up to 100 million common shares over the next two years. The Company announced today that it is continuing the repurchase program by purchasing 1,000,000 common shares in the market at an average price of .00735. The shares purchased in this announcement and future purchases will be retired to the treasury which will reduce the corresponding amount from the outstanding total share pool.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMG HOLDINGS GROUP, INC.

September 30, 2019	By:	/s/ Glenn Laken
Glenn Laken
Chief Executive Officer

3